SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K-A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                November 4, 2002
                -------------------------------------------------
               (Date of Report) (Date of earliest event reported)

                               PIPELINE DATA INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

                           Registration No. 333-79831

       DELAWARE                                   11-1717709
      ---------------                         -------------------
      (State or other                             (IRS Employer
      jurisdiction of                          Identification No.)
       incorporation)

         250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530
        -----------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code: (914) 725-7028
       --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 2. Acquisition and Disposition of Assets

     (a) On August 26, 2002, the Registrant acquired all the capital stock of Northern Merchant Services, Inc., a New York corporation, ("NMS") in exchange for (i) five thousand shares of Series A Preferred Convertible Stock (the "Preferred Shares"), each Preferred Share is convertible into one thousand (1,000) shares of common stock of the Buyer (the "Common Shares") at the conversion price of $0.50 per Common Share and (ii) one million Common Shares of the Registrant. In addition, the former shareholders of NMS have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMS, as a wholly owned subsidiary of the Registrant, attains 5,000 merchant accounts, the Registrant shall issue to the former shareholders of NMS an aggregate of one million (1,000,000) Common Shares, up to an aggregate of 3,000,000 Common Shares. This earn- in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, president of NMS will be appointed to our board of directors and president of the NMS subsidiary. Nancy Weller, vice president of NMS will be appointed vice president of the NMS subsidiary. Kevin and Nancy Weller are married. As a result of this transaction, together the two former shareholders of NMS may be deemed to have a control interest in the Registrant.


     (b) The potential conversion of the Preferred Shares and the earn-in capabilities set forth in paragraph (a) of this Item 1 may greatly increase the controlling position of the two former shareholders of NMS.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of August 29, 2002, as to (a) each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock, (b) each of our directors, (c) all our directors, executive officers as a group.

     Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

     Percentage of shares beneficially owned is based on 11,986,890 shares of our common stock outstanding as of October 31, 2002.

                               Shares Beneficially     Percentage Beneficially
   Name                             Owned                    Owned
--------------------            ------------------     -----------------------

Jack Rubinstein(1)                     908,750                7.6%
Chairman of the Board
250 East Hartsdale Avenue
Suite 21
Hartsdale, NY 10530

MacAllister Smith(2)                    749,496                6.3%
President and CEO
And Director
1599 Washington Street
Braintree, Massachusetts 02184

Chasm Holdings(2)                      4,118,545              34.4%
1599 Washington Street
Braintree, Massachusetts 02184

Gilbert Anthony Reynolds               1,100,000                9.2%
Chief Technology Officer
13339 North Central
Expressway Suite 100
Dallas, Texas.

Paul Chiumento                         1,100,000                9.2%
58 Delwyn Barnes Drive
Whitinsville, MA 01588

Unifund Financial Group, Inc.(3)         689,800                5.8%
Attributable to R. Scott Barter
575 Madison Avenue
New York, NY 10022

Kevin Weller (4)                         500,000                4.2%
12 West Main Street
Brasher Falls, NY

Nancy Weller                             500,000                4.2%
12 West Main Street
Brasher Falls, NY

Chris Swift                               247,750               2.1%
1599 Washington Street
Braintree, Massachusetts 02184

R. Scott Barter  (3)                     209,400                1.7%
575 Madison Avenue
New York, NY 10022

Kent Stiritz                              184,200               1.5%
1599 Washington Street
Braintree, Massachusetts 02184

(1) On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. Fali Rubinstein and Jack Rubinstein are married. The ownership of these shares is attributed to Jack Rubinstein. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. These options are immediately exercisable. Further, subsequent to the 2001 fiscal year end, on March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. In consideration for the loan, Mr. Rubinstein received warrants to purchase 100,000 shares of our common stock for the current market price of $0.35 per share.

(2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein.

(3) This entity is controlled by Mr. Barter and its share ownership in us is attributed to him. Mr. Barter resigned as our director on February 28, 2001. The referenced amount does not include options to purchase shares of our common stock at the market price $0.35 per share issued after the end of the 2001 fiscal year on February 28, 2002.

(4) Pursuant to our agreement with NMS, Kevin Weller will be appointed a director of our company.

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (2 persons)

Item 2. Acquisition of Capital Stock

     (a) On August 26, 2002, the Registrant acquired all the capital stock of NMS in exchange for (i) five thousand shares of Series A Preferred Convertible Stock (the "Preferred Shares"), each Preferred Share is convertible into one thousand (1,000) shares of common stock of the Buyer (the "Common Shares") at the conversion price of $0.50 per Common Share and (ii) one million Common Shares of the Registrant. In addition, the former shareholders of NMS have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMS, as a wholly owned subsidiary of the Registrant, attains 5,000 merchant accounts, the Registrant shall issue to the former shareholders of NMS an aggregate of one million (1,000,000) Common Shares, up to an aggregate of 3,000,000 Common Shares. This earn- in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, president of NMS will be appointed to our board of directors and president of the NMS subsidiary. Nancy Weller, vice president of NMS will be appointed vice president of the NMS subsidiary. Kevin and Nancy Weller are married. As a result of this transaction, together the two former shareholders of NMS may be deemed to have a controlling interest in the Registrant.


Overview
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Pipeline Data

     Pipeline Data's goal has been to become a pipeline of data to the public. After much research and negotiation, it acquired all of the stock of SecurePay.Com, on March 19, 2002. Securepay is an integrated provider of transaction processing services, gateway services, related software application products and value added services primarily to small-to-medium sized merchants operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet. SecurePay developed and began marketing technologies and services that provide secure, convenient means of making and accepting payments over the Internet, wireless devices and Web (TCP/IP) connected PC and cash registers. SecurePay provides transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diner's Club and JCB, and also provides access to debit card processing and check verification services. It provides merchants with a broad range of transaction processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, effecting the settlement of payments and assisting merchants in resolving billing disputes with their customers. In addition, SecurePay has developed several value-added software applications that can be delivered to its customers and updated via its proprietary host network (the "SecurePay Host"). The capabilities of the SecurePay Host result in rapid response time and its substantial bandwidth facilitates the delivery of sophisticated value added services. SecurePay's ability to effectively employ technology, together with the capabilities of the SecurePay Host, enable it to respond quickly and effectively to the changing and diverse needs of its merchant customers. 4

     Pipeline believes that its acquisition of NMS, a leading provider of processing services to merchant customers, with service relationships with over 6,000 merchants and 500 bank branch offices, complements its current business as well as its existing suite of products including its wireless credit card processor initiative. The parties to the transaction believe that the combination of the companies is an important step towards becoming a major provider of credit card services to whole new sectors of merchants with needs currently unmet in the marketplace.

Principal products or services and their markets;
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         Business and industry information about our new wholly owned subsidiary, NMS follows:
----------------------------------------------------------------------

General

     Northern Merchant Services, Inc. ("NMS") is an independent service organization which markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. NMS' operating and growth strategies focus on expanding NMS' customer base of small and medium-sized merchants through bank referrals, direct sales, independent sales agents, trade and other association affiliations, merchant portfolio purchases and superior customer service. NMS has experienced rapid growth in its total merchant portfolio base which has fostered significant growth in NMS' revenues and earnings. This increase in revenues has resulted primarily from new merchant contracts generated through NMS' marketing and sales efforts and revenue enhancements with existing merchants.

     NMS targets small and medium-sized merchants as its primary customer base. These merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. Management of NMS estimates that there are approximately 3.2 million merchant locations in the United States currently accepting Visa and MasterCard credit cards in the small merchant market segment and that approximately 2.0 million of such small merchant locations utilize electronic processing for credit card transactions. Management believes the small and medium-sized merchant market offers NMS significant growth opportunities for the "first time" installation and subsequent servicing of credit card authorization and payment systems.

     NMS utilizes exclusive contractual relationships with banks/direct salespersons, trade associations, distributors and wholesalers to reach merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMS and participate in originating new customers for NMS. Through the use of its field sales force, management believes NMS' cost structures will continue to be competitive with the cost structures of its competitors.

     Management believes increased competition in the industry and other factors have pressured certain competitors to dispose of all or a portion of their merchant portfolios. As a result, management believes many opportunities for portfolio purchases exist as the industry continues to consolidate. NMS believes it has the management experience necessary to successfully integrate purchased merchant portfolios on a cost-effective basis, thereby acheiving better economies of scale.

     NMS provides comprehensive customer service and support to its merchants requiring consultative problem solving and account management. Management believes that providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. Through internally generated sales of merchant accounts, purchases of merchant account portfolios, retention of merchants and the increasing use and acceptance of credit cards, management believes NMS has developed a stable and growing recurring base of revenues.

Industry Overview

     Card-based payment processing for merchants has emerged as one of the fastest growing segments of the transaction processing industry. The proliferation in the uses and types of credit cards, rapid technological advances in transaction processing and financial incentives offered by credit card issuers have contributed greatly to wider merchant acceptance and increased consumer use of such cards. For example, industry sources indicate that the use of credit cards, and thus the business of credit card transaction processing, is an ever-growing trend within the world of consumer and business-to-business non-cash payments. Industry research shows that this market will surpass the $2 trillion transaction mark in 2005. Credit cards have grown at a compounded annual growth rate of approximately 15.6%, with 2000 eclipsing 20% worldwide growth.

     Electronic credit card transaction processing services encompass a variety of functions including data capture, communication and authorization and settlement. A typical transaction begins when a customer presents a credit card to a merchant for payment. The card is swiped through an electronic terminal, which has been placed with the merchant by a bank or a non-bank service provider, such as NMS. The cardholder' purchase is electronically authorized by the issuing bank. Simultaneously, pertinent data relating to the transaction is recorded electronically by the terminal and transferred to a processor where the data is stored for use in settlement and client reporting. Both the authorization and data capture functions of the terminal involve transmissions of data via an electronic network. The processor transmits the total merchant charge to the card issuing institution through the Visa and MasterCard credit card associations and arranges for funds to be transferred to the merchant's bank. The merchant's account is credited with the full retail purchase amount, generally within 24 to 72 hours, and the card issuer then enters the transaction on the cardholder's monthly statement.

     Historically, the larger acquiring banks have marketed credit card processing services to national and regional merchants, not emphasizing small to medium-sized merchants, as small merchants are often difficult to identify and expensive to service. This created an opportunity for non-banks, including independent service organizations such as NMS, that recognized the business potential of providing electronic processing to these small merchants. Management estimates that there are approximately 3.2 million small merchant locations nationwide accepting Visa and MasterCard credit cards. The transaction processing industry has undergone rapid consolidation over the last several years with the three largest acquirers controlling over 50% of the market share. Merchant requirements for improved customer service and the demands for additional customer applications have made it difficult for some community and regional banks and independent service organizations to remain competitive. Many of these providers are unwilling or unable to invest the capital required to meet those evolving demands, and are leaving the transaction processing business or otherwise seeking partners to provide transaction processing for their customers. Despite this ongoing consolidation, the industry remains fragmented with respect to the number of entities providing merchant services. Management believes that these factors will result in continuing industry consolidation over the next several years.

Operating Strategy

     Focus on Small to Medium-Sized Merchants. NMS has focused its marketing efforts on small to medium-sized merchants, which have traditionally been underserved by processing banks. Management believes it understands the unique characteristics of this market segment and has tailored its marketing and servicing efforts accordingly. NMS is able to provide electronic processing systems at rates that generally are lower than those available from small local processors as a result of its transaction volume.

     Create Bank/Direct Sales Relationships. NMS utilizes exclusive contractual relationships with banks/direct salespersons to reach small merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMS and participate in originating new customers for NMS. Minimize Marketing Expense. Using the leads generated by its banks/direct sales relationships provides NMS with a cost-effective means of contacting small merchants that traditionally have been difficult to reach.

     Deliver Customer Service Support. Management believes providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. The size of NMS' merchant base enables it to support a customer service program designed to provide consultative problem solving and account management. NMS is continuing to upgrade its customer service information systems by installing new hardware and creating proprietary software applications to further enhance the customer service it provides and to accommodate future growth.

     Increase Operating Efficiencies. Currently, NMS outsources its processing and network services from third-parties which have excess capacity and the expertise to handle NMS' needs.

     Management believes because its merchant base generates significant transaction volume in the aggregate, NMS has been able to negotiate competitive pricing from its processing and network providers at favorable rates. NMS has achieved significant reductions in certain operating expenses through operational efficiencies, economies of scale and improved labor productivity. The Company intends to outsource processing and network services as long as it is economically more attractive than to develop and support these services within NMS, allowing management to focus on its core business of sales, marketing and customer service.

     Maintain a Stable and Growing Recurring Revenue Base. Through merchant retention and increased credit card use, NMS has developed a stable and recurring base of revenues. In addition to its high customer service level, NMS' endorsements from banks/direct salespersons provide an additional link to its merchants that tend to reduce attrition. Furthermore, management believes that the size of the merchants they service make the merchants less likely to change providers because of the up-front costs associated with a transfer.

Growth Strategy

     NMS' growth strategy is to pursue internal growth through its internal and independent marketing venues and to acquire complementary merchant portfolios. Through the use of its bank/direct sales relationships, NMS obtains new merchant accounts by offering merchants technologically advanced products and services with better levels of service than those obtainable from other sources. In addition to increasing its penetration of the small merchant segment, management intends to continue NMS' growth through purchases of merchant portfolios from banks and other independent service organizations, assuming adequate financing and acceptable transaction terms are achieved.


Marketing

     NMS' marketing strategy is to solicit prospective merchants primarily through NMS' banks/direct sales marketing programs. Under these arrangements, NMS obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

Portfolio Acquisitions

     NMS expects to acquire selected merchant portfolios that complement NMS' existing customer base of small to medium-sized merchants. NMS will perform an extensive review of the cash flow characteristics of each portfolio, the types of business conducted therein, the credit status of the merchants in the portfolio, NMS' ability to control attrition of the portfolio and the opportunities the portfolio provides for revenue enhancement and cost reduction. The Company will determine a valuation of each portfolio acquisition opportunity based on a combination of these factors.

     Management believes the consolidation activity in the transaction processing industry offers NMS many opportunities for portfolio purchases. NMS' past management experience, coupled with operating efficiencies, should enhance NMS' ability to successfully integrate purchased merchant portfolios on a cost-effective basis.

     Smaller independent service organizations are NMS' primary source of portfolio acquisitions. Typically these service organizations have built portfolios to the limits of their servicing capabilities, are facing increasing competitive pressures from larger, lower cost providers and/or are seeking additional liquidity. Another source of portfolio acquisitions are commercial banks which, in an effort to lower their internal overhead, often sell or outsource their credit card servicing operations, creating the opportunity for buyers to acquire the existing merchant portfolio. Often, the small-merchant portion of these portfolios is viewed as being unattractive by acquiring banks or third-party processors and can be acquired at favorable terms. Management believes the portfolio acquisition market will continue to be an attractive source of new customers in the future.

Processing Relationships

     NMS markets and services electronic credit card authorization and payment systems pursuant to contractual relationships with processing banks that are members of Visa and MasterCard. Under such contractual relationships, NMS' processing banks process merchant credit card transactions pursuant to contracts, the terms of which have been negotiated by NMS and approved by the processing bank. NMS' processing banks withhold from the merchants a discount rate and various fees for the processing of each credit card transaction. From NMS' discount rate revenues, amounts are paid to the issuing bank, the network service provider, Visa or MasterCard and to the processing bank.

     Generally NMS' agreements with processing banks contain aspects of both marketing and service. The marketing portions of the agreements permit NMS to originate new merchants which then enter into contractual agreements with the processing banks for processing of credit card transactions. The service portion of the agreements permits NMS to provide appropriate service (including terminal programming and shipping, employee training, equipment supply and repair and operational support) to the merchants solicited to process on the processing banks' systems. Although the marketing portion of the agreements is limited as to time, the service portion of these agreements is not. Accordingly, NMS has a right to continue to receive revenues from these processors, so long as NMS remains in compliance with the service agreement.

Agreements With Processing Banks

     To date, NMS relied on three banks to process the credit card transactions of NMS' clients. At this time, NMS' agreement with its principal processing bank, Nova Information Systems, Inc., a subsidiary of US Bankcorp (NIS), applies to approximately 90% of NMS' aggregate merchant base. NMS has agreements with its processing banks to provide for NMS to continue to receive revenues as long as the merchants subject to the agreement process credit card transactions with the banks, NMS provides the appropriate service to the merchants and NMS otherwise remains in compliance with the terms of the agreement. Under the NIS agreement, NMS bears no liability for any unfulfilled chargebacks. The agreement with the second processing bank also provides for no liability, while the third has limited liability. Each of NMS' processing agreements may be terminated by either party in the event of default of obligations, insolvency or receivership, or failure to make payments when due or to abide by the rules and regulations of Visa and MasterCard. NMS solicits, on a non-exclusive basis, merchants to process transactions with the processing banks.

Network Services

     Networks provide an electronic connection or pathway between the merchant and NMS' processing bank and are paid a fixed amount per transaction. All appropriate parties receive pertinent information from merchants via the networks. NMS' relationships with its processing banks enable it to negotiate directly with network service providers to obtain volume discounts for network services.

Discount Rate And Fees

     The primary source of revenue for NMS is the discount rate paid by the merchant for each credit card transaction processed for that merchant. In addition to revenues derived from the discount rate, NMS receives periodic fees from most of its merchants for providing various services which are reflected in the table below as "Average Fees per Transaction." The discount rate and fees are negotiated by NMS, within the terms of NMS' processing agreements, with each of the merchants to which NMS provides services. NMS contracts with third parties to provide a portion of the services to the merchant, including communication networks, transaction processing and monthly preparation of detailed merchant statements. Additionally, NMS complies with the pricing structures established by Visa and MasterCard associations for the interchange fee paid to the retail consumers' card-issuing banks and the associations' fees. The primary costs incurred by NMS in delivering its services to the merchants are: (i) an interchange fee paid to the card-issuing bank which is set by the Visa and MasterCard associations and which is calculated as a percentage of the transaction amount and/or an associated transaction fee, (ii) a fee calculated as a percentage of the transaction amount that is paid to the Visa or MasterCard association which is established by the member banks of the Visa and MasterCard associations, (iii) a fixed, per-transaction fee paid to the network service provider which is negotiated between NMS and the network service provider and
(iv) a fixed, per-transaction fee paid to the processing bank which is negotiated between NMS and the processing bank. Management believes, based on information received from NMS' merchant customers, that the range of discount rates offered by other service providers is approximately 1.4% to 4.0%. The discount rates offered by NMS are within this range.

     With Standard pricing models illustrated below when a merchant has a $100.00 sale the breakdown will be as follows with a discount rate of 1.79% and a per item of $.25

Sale                       $100.00
Cost to merchant  $100.00 x 1.79% =         $1.79
Transaction fee                             $ .25
Total cost                                  $1.94
Northern Merchant Costs
Discount cost                                1.59%
Per item Cost                               $ .19
Northern Merchant Profit
Discount spread                               .20%
Per item spread                             $ .06
Total Profit                                $ .26

     Costs vary depending on volume as well as industry type. In this example this was a retail transaction based on competitive buy rates. Examples of different industry types are Mail Order/Telephone order, Lodging, as well as supermarket.

     In most cases, in accordance with NMS' contracts with its processing banks, the funds collection and disbursement function for each of the items listed above is performed on behalf of NMS by the processing bank. At month end, the processing bank collects the total discount rate and various fees from the merchants via electronic withdrawal and disburses to each of the service providers its fees, except for the interchange fee paid to the card-issuing bank for which the disbursements are made daily. Shortly after month end, the processing bank disburses to NMS the remainder of the funds collected from the merchant. Several factors can alter the profitability to NMS for merchant transactions. Primarily, these include (i) improper use of the card reading terminal by the merchant resulting in higher interchange fees paid to the card-issuing bank, (ii) lower than anticipated average dollar sales of credit card transactions thereby reducing NMS' gross transaction margin because many of the transaction costs are fixed, (iii) the inability to collect the discount rate because of insufficient funds in the merchant's bank account. 11

Merchant Clients

     NMS serves a diverse portfolio of small to medium-sized merchant clients, primarily in general retail industries. Currently, no one customer accounts for more than 7.0% of NMS' charge volume. This client diversification has contributed to NMS' growth despite the varying economic conditions of the regions in which its merchants are located.

     Merchant attrition is an expected aspect of the credit card processing business. Historically, NMS' attrition has related to merchants going out of business, merchants returning to local processing banks or merchants transferring to competitors for rates NMS was unwilling to match.

     Merchant fraud is another expected aspect of the credit card processing business. Generally, NMS is not responsible for fraudulent credit card transactions of its merchants. Examples of merchant fraud include inputting false sales transactions or false credits. NMS and its processing banks monitor merchant charge volume, average charge and number of transactions, as well as check for unusual patterns in the charges, returns and chargebacks processed. As part of its fraud avoidance policies, NMS generally will not process for certain types of businesses which provide future services wherein incidents of fraud have been common. Generally, NMS is not responsible for cardholder fraud. NMS evaluates its risks and estimates the potential loss for chargebacks and merchant fraud based on historical experience and maintains a reserve account for potential losses.

Merchant Services

     Management believes providing cost-effective, reliable and responsible service is the most effective method of retaining merchant clients. NMS maintains personnel and systems necessary for providing such services directly to merchants and has developed a comprehensive program involving consultative problem solving and account management. NMS maintains a 24-hour a day help desk to respond to inquiries from merchants regarding terminal, communication and training issues. Service personnel provide terminal application consultation by telephone and regularly reprogram terminals via telephone lines to accommodate particular merchant needs regarding program enhancements, terminal malfunctions and Visa and MasterCard regulations. In addition, merchants may obtain direct, personal assistance in reconciling network and communications problems, including problems with network outages and local phone company services. NMS has an ongoing program to further enhance the customer service it provides and to accommodate future growth of NMS' merchant base. In connection with upgrading NMS' customer service information system, the Company will continue to purchase new hardware and software. NMS may sell or lease a credit card terminal to its merchant customers. NMS' terminals are "down-loadable," meaning additional services, such as authorization or payment services for additional credit cards, can be installed in the terminal electronically from NMS' offices without the necessity of replacement equipment or an on-site installation visit. Additionally, peripheral equipment such as pin pads and printers can easily be forwarded to the merchants upon request. NMS also loans, tests and ships point-of-sale terminals directly to merchant locations, and provides complete repair-or-replacement services for malfunctioning terminals. Generally, NMS can arrange for delivery of replacement terminals by overnight courier.

As previously disclosed, an overview of our wholly owned subsidiary, SecurePay follows:
-------------------------------------------

Merchant Services Provided By SecurePay

Authorization Services

     SecurePay provides electronic transaction authorization services for all major credit and charge cards originating from wireless devices and the Internet. Authorization generally involves approving a cardholder's purchase at the point-of-sale after verifying that the card is not lost or stolen and that the purchase amount is within the cardholder's credit or account limit. The electronic authorization process for a credit card transaction begins when the merchant "swipes" the card through its POS terminal or via the Internet and enters the dollar amount of the purchase. After capturing the data, the POS terminal transmits the authorization request via the SecurePay Host to the Company's switching center, where the data is routed to the appropriate credit card association for authorization. The transaction is approved or declined by the credit card association, and the response is transmitted back to SecurePay's switching center, where it is routed to the appropriate merchant.

Data Capture and Reporting Services

     At the time of authorization, data relating to the transaction, such as the purchase price and card number, is stored by the SecurePay Host. This maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. The file is maintained by SecurePay in its database to allow it to run its proprietary fraud detection software program against each of the day's transactions processed via the SecurePay Host and to provide customized reporting applications. This information also allows SecurePay to provide merchants with information services such as specialized management reports, accounting export files and to assist in its other customer service operations. Merchants can access this archived information through the SecurePay Host which allows the merchant direct access to its database through a PC or wireless device.


Software Application Products And Value-Added Services

     In addition to card transaction processing, SecurePay offers related software application products and value-added services to its merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. Offering a broad range of products and services historically unavailable to small-to-medium sized merchants is an integral part of SecurePay's strategy of focusing on these merchants and differentiating itself among the banks and ISO's serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers.

     SecurePay currently offers a variety of products and services, each with a differing application, including the following:

Virtual Terminal

     SecurePay's virtual terminal is the core SecurePay Host product which allows payment processing via any Internet connected device. Its virtual terminal is the only virtual terminal that allows a card reader attached to a PC to read the entire magnetic stripe across the Internet, thereby qualifying a merchant for the lowest possible fees for card acceptance. The virtual terminal can process sales, voids, forces and returns. The address verification system
(AVS) confirms shipping and cardholder address information to protect merchants from fraud. It will process recurring transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL.

Shopping Cart Technology

     The shopping cart (Easy Shop) is one of the most powerful, yet user-friendly carts on the market that is fully integrated to a proprietary gateway. The shopping cart gives merchants an easy way to create either a "Buy Now" button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with any Web site. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons, and allowance of order viewing summaries by date or order detail via quick link technologies.

Gateway

     SecurePay's gateway solutions allow VAR's and programmers access to the card authorization systems by integrating their product to SecurePay for card processing. The company supports five different program interfaces, allowing flexibility to programmers who wish to create their own custom applications.
SecurePay's largest competitor, Verisign, by contrast, only supports one interface.

Palm VII PDA Devices

     SecurePay has developed a proprietary payment application utilizing Palm OS and Windows CE to allow the acceptance of card payment over a wireless Internet connected PDA device. In addition to the many third-party applications available, the SecurePDA applications provide functionality and value added features that previously were the domain of only the largest companies. The SecurePDA application features include: store and forward, signature capture, error correction, full reporting and customizable data fields and a price point less than any other wireless device on the market. The company has further enhanced the Palm VII by adding Global Positioning System (GPS) technologies to allow location information to be relayed through the SecurePay Host to dispatch offices. SecurePay currently is under contract to deploy five-hundred GPS enabled payment devices to a large independent cab company where the product is being beta tested for national distribution. The wireless solution enables it to process transactions utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions.

Cellular Digit Packet Data

     The use of Cellular Digit Packet Data (CDPD) and WAP servers allows SecurePay to process transactions utilizing cellular airwaves and cell phones, as opposed to traditional phone lines, enabling wireless transaction authorization and processing. CDPD enables transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affording merchants increased flexibility, mobility and security in processing card transactions. Further, CDPD will allow merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions.

Procurement and Purchasing Cards

     Corporate procurement and purchasing cards are growing in popularity and flexibility of use, and SecurePay is exploring opportunities intended to take advantage of this emergence. Procurement and purchasing cards, although very similar in most respects to bank and charge cards, are tailored to a specific business and functionality. Purchasing cards may be used, for example, to replace the traditional use of paper-based purchase orders, confirmations and invoices with electronically authorized, processed and recorded transactions. Another illustrative use of a purchasing card is an insurance company that issues purchasing cards to its policy- holders for the purchase by such policyholders of medical supplies, prescriptions and services from certain health care providers, all of whom have agreed, in advance, to accept the insurance company's purchasing cards. Purchasing cards can be used effectively in these and other capacities to reduce the costs, human error and security issues associated with paper-based transactions, while concurrently offering the benefits of increased flexibility and functionality, including specialized review, reporting and accounting functions.

Risk Factors
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Certain Risks Associated with the Business of the Company
--------------------------------------------------------------------------------

     In addition to the risks and other considerations discussed elsewhere in this report, set forth below is a discussion of certain risk factors relating to our business and operations. These risk factors are drafted in "Plain English" format in accordance with Rule 421 of the Securities Act. Accordingly, references to "we" and "our" refer to Pipeline and its subsidiaries.

Our Dependence upon VISA and MasterCard Registration
and Financial Institution Sponsors
--------------------------------------------------------------------------------

     We must be sponsored by a financial institution that is a principal member of the VISA and MasterCard credit card associations in order to process bankcard transactions. Our designation with VISA and MasterCard as a certified processor and our status as a member service provider are dependent upon the sponsorship of member clearing banks and our continuing adherence to the standards of the VISA and MasterCard credit card associations. The member financial institutions of VISA and MasterCard set these standards. Some of the member financial institutions of VISA and MasterCard provide transaction processing services in direct competition with our services. In the event we fail to comply with these standards, VISA or MasterCard could suspend or terminate our designation as a certified processor or our status as a member service provider. The termination of our member service provider registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or otherwise limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have a material adverse effect on our business, financial condition and results of operations.

Increased   Consolidation  in  the  Marketplace  Has  an  Impact  on  Price  and
Availability of Acquisition, Joint Venture and Alliance Opportunities
--------------------------------------------------------------------------------

     Historically, growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and transaction processing assets. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These acquisitions potentially deprive us of acquisition opportunities. We cannot give any assurances that the historical or current level of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses and transaction processing assets that satisfy our criteria, or that any such transaction will be on favorable terms.

We May Be Unable to Accurately Analyze Risks Associated with Purchased Merchant Portfolios, Joint Ventures or Business Combinations
--------------------------------------------------------------------------------

     When we evaluate a potential purchase of a merchant portfolio, joint venture or business combination, we conduct a due diligence review of the related merchant portfolio. The review process includes analyzing the composition of the merchant portfolio, applying our uniform standards and underwriting guidelines to the merchant portfolio and attempting to identify high-risk merchants included in the merchant portfolio. Notwithstanding these due diligence efforts, however, it is not possible to properly assess all of the risk attributes associated with a purchased or otherwise acquired portfolio or otherwise identify all of the high-risk merchants. Incorrect risk assessments of our purchased or otherwise acquired portfolios may result in excessive losses from chargebacks or merchant fraud.

We May Experience Higher than Anticipated Costs and Expenses in the Event of Delays in the Conversion of Merchant Portfolios to Our Network
--------------------------------------------------------------------------------

     At the time of consummation of merchant portfolio purchases, combinations or joint ventures, merchants in a purchased portfolio typically are not operating on the SecurePay Network and may not use the same merchant accounting processors that we use.

Until we convert each newly-purchased merchant to the our Network and our merchant accounting processors. we do not fully realize the anticipated cost savings and synergies from the portfolio purchase, business combination or joint venture; . we have little, if any, control over the performance of the other networks and processors; . we typically are not able to apply fully our risk management and fraud avoidance practices to these merchants; and . we must continue to pay third parties for processing services, which reduces our economic benefits in the merchant portfolio.

     In certain circumstances, third party processors may claim an ownership interest in certain of the purchased merchant relationships to which they are party. If those claims are successful, they could impede the conversion and, correspondingly, reduce the cost savings and synergies anticipated to be gained by virtue of the purchased or otherwise acquired portfolio.

     As a result of any acquisitions of merchant portfolios, and other smaller acquisitions, our failure to complete these conversions in accordance with management plans could have a material adverse effect on our financial condition and results of operations.

Our Acquisition Strategy Will Require Substantial
Capital Resources and Additional Indebtedness
--------------------------------------------------------------------------------

     Our acquisition strategy will require substantial capital resources, and is likely to result in the need for additional indebtedness. We cannot give any assurances that we will be able to obtain financing for future acquisitions on favorable terms.


High Levels of Competition May Have a Material Adverse
Effect on Our Business, Financial Condition and Results of Operations
--------------------------------------------------------------------------------

     The credit, charge and debit card transaction processing services business is highly competitive. Many of our current and prospective competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater name recognition and/or more established relationships in the industry than we have. Our competitors may be able to adopt more aggressive pricing policies than we can, develop and expand their service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale, and devote greater resources to the marketing and sale of their services. Because of these competitive factors and due to our relatively small size and financial resources we may be unable to compete successfully.

Increased Merchant Attrition May Have a Material Adverse
Effect on Our Business, Financial Condition and Results of Operations
--------------------------------------------------------------------------------

     We experience attrition in our merchant base in the ordinary course of business resulting from several factors, including business closures, losses to competitors and conversion-related losses Increased merchant attrition may have a material adverse effect on our financial condition and results of operations. We cannot give any assurances that we will not experience higher rates of merchant attrition.


Increases in Interchange Rates May Adversely Affect Our Profitability
--------------------------------------------------------------------------------

     VISA and MasterCard have increased their respective interchange rates each year. Although we historically have reflected these increases in our pricing to merchants, there can be no assurance that merchants will continue to assume the entire impact of the future increases or that transaction processing volumes and merchant attrition will not be adversely affected by the increases.

Increases in Chargebacks May Adversely Affect Our Profitability
--------------------------------------------------------------------------------

     When a billing dispute between a cardholder and a merchant is resolved in favor of the cardholder, the transaction is "charged back" to the merchant and the amount of the transaction is credited to the cardholder. Reasons for billing disputes include, among others:

..  nonreceipt of merchandise or services;

..  unauthorized use of a credit card; and

..  quality of the goods sold or the services rendered by that merchant.

     If we are not able to collect chargeback amounts from a merchant's account, or if the merchant refuses or is not able due to bankruptcy or other reasons to reimburse us for the chargeback, we bear the loss for the amount of the refund paid to the cardholder. We attempt to reduce our exposure to such losses by performing periodic credit reviews on our merchant customers and adjusting rates based, in part, on the merchant's credit risk, business or industry. In addition, we maintain a reserve account to offset potential losses. However, we cannot give any assurances that we will not experience significant losses from chargebacks in the future. Increases in chargebacks not paid by merchants may have a material adverse effect on our business, financial condition and results of operations.

Increases in Processing Costs May Adversely Affect our Profitability
--------------------------------------------------------------------------------

     We are subject to certain contractual volume obligations that if not met, will cause our Processing Cost to Increase and therefore may adversely Affect our attain and retain new and existing merchants. This could materially adversely affect our growth and profitability.

We Bear the Risk of Fraud Committed by Our Merchant Customers where we have contractually obligated ourselves to do so.
--------------------------------------------------------------------------------

     Currently, we have contractually obligated ourselves to bear the Risk of Fraud commited by approximately 10% of our Merchant Customers. We bear the risk of losses caused by fraudulent credit card transactions initiated by these merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits.

     We monitor merchant transactions against a series of standards developed to detect merchant fraud. In addition, we maintain a reserve account to offset potential losses. Despite our efforts to detect merchant fraud, it is possible that we will experience significant amounts of merchant fraud in the future, which may have a material adverse effect on our business, financial condition and results of operations.

We May Become  Subject  to Certain  State  Taxes That  Currently
Are Not Passed through to Our Merchants
--------------------------------------------------------------------------------

     We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.


We Must  Continue to Update and Develop  Technological
Capabilities and New  Products  in Order to  Compete
--------------------------------------------------------------------------------

     Because the transaction processing industry and the software application products and value-added services of the type that we offer have been characterized by rapidly changing technology and the development of new products and services, we believe that our future success will depend, in part, on our ability to continue to improve our products and services and to offer our merchant customers new products and services. We cannot give any assurances that we will continue to develop successful new products and services or that our newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace.

Future Sales of Our Common Stock Could Cause the Price of Our Shares to Decline
-------------------------------------------------------------------------------

     There may be and significant volatility in the market for the common stock, based on a variety of factors, including the following: . future announcements concerning us or our competitors; . changes in quarterly operating results; . the gain or loss of significant contracts; . the entry of new competitors into our markets; . changes in management; . announcements of technological innovations or new products by us or our competitors; and other events and circumstances some of which are beyond our control.



We could be subject to liability due to security risks both to users of our merchant services and to the uninterrupted operation of our systems.
--------------------------------------------------------------------------------

     Security and privacy concerns of users of online commerce services such as our merchant services may inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions.

     We rely on secure socket layer technology, public key cryptography and digital certificate technology to provide the security and authentication necessary for secure transmission of confidential information. Various regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. Because some of our activities involve the storage and transmission of confidential personal or proprietary information, such as credit card numbers, security breaches and fraud schemes could damage our reputation and expose us to a risk of loss or and possible liability. In addition, our payment transaction services may be susceptible to credit card and other payment fraud schemes perpetrated by hackers or other criminals. If such fraud schemes become widespread or otherwise cause merchants to lose confidence in our services in particular, or in Internet payments systems generally, our business could suffer.

     Additionally, our wireless networks may be vulnerable to unauthorized access by hackers or others, computer viruses and other disruptive problems. Someone who is able to circumvent security measures could misappropriate our proprietary information or cause interruptions in our operations. We may need to expend significant capital or other resources protecting against the threat of security breaches or alleviating problems caused by breaches. Although we intend to continue to implement and improve our security measures, persons may be able to circumvent the measures that we implement in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing Web pages that deliver our services, any of which could harm our business.

     We rely on the Internet infrastructure, and its continued commercial viability, over which we have no control and the failure of which could substantially undermine our business strategy.
--------------------------------------------------------------------------

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet system infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth.

     In addition, the Internet could lose its commercial viability as a form of media due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could cause advertisers to reduce their Internet expenditures; in recent months, in fact, advertisers have begun to attribute less value to advertising on the Internet. Furthermore, any loss in the commercial viability of the Internet would have a significant negative impact on our merchant services. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium, or if the Internet does not become a viable commercial medium or platform for advertising, promotions and electronic commerce our business could suffer.

     Our systems and operations at are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events.
--------------------------------------------------------------------------------

     Our systems could fail or become unavailable, which would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. In addition, our systems use sophisticated software which may in the future contain bugs that could interrupt service. For these reasons we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems.

     If the volume of traffic on our Web sites or our customers' Web sites increases substantially, we must respond in a timely fashion by expanding and upgrading our technology, transaction-processing systems and network infrastructure. If we do not expand in a timely fashion we could experience periodic capacity constraints which may cause temporary unanticipated system disruptions, slower response times and lower levels of customer service. Our business could be harmed if we are unable to accurately project the rate or timing of increases, if any, in the use of our products and application services or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner.

Distribution methods of the products or services;
-------------------------------------------------
-------------------------------------------------

Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, our company has determined to combined the strengths of its two subsidiaries and market its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing it to capitalize on the presence of those banks in particular geographic markets; (ii) partnering with ISO's that market and sell our services to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and ISO partnering channels.

Bank Alliances

     NMS' has an established marketing strategy to solicit prospective merchants primarily through NMS' banks/direct sales marketing programs. Under these arrangements, NMS obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

Acquisition Alliances

     An integral part of our overall strategy is to offers banks the opportunity to transfer management and operational responsibility for their merchant portfolios, while continuing to offer transaction processing services on a co-branded basis in cooperation with NMS. We can often effect an invisible transition of services from the merchants' perspective. To further ease the transition process and to assist its Acquisition Alliance partners, NMS has created an intensive training program whereby its personnel train and educate its Acquisition Alliance partners in all aspects of NMS' transaction processing services, software application products and value-added services.

     NMS compensates its Bank Alliance Partners through varying means. Acquisition alliance partners typically are compensated by remitting to them a residual for each transaction processed by NMS for merchants attributable to the alliance. NMS compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated by it, rather, they derive revenue by reselling NMS services to merchants at a price determined by the Agent Bank.

Direct Sales

     We will continue to expand its direct sales activities. We intend to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, ISO's and merchant trade and other associations. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and ISO partnering efforts.

Other Marketing Efforts

     In addition to bank alliances and direct sales and telemarketing, we engage in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

Association Marketing

     Through its association marketing program, we negotiate and enter into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the our transaction processing services, creating additional opportunities to reach small-to-medium sized merchants.

Customer Service And Support

     We are dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allow it to provide a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     NMS maintains a call center. We will measure the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. We will develop comprehensive programs and procedures for training its customer service representatives to assist our merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

Competitive  business  conditions  and the small  business
issuer's competitive position in the industry and methods of competition;
-------------------------------------------------------------------------
-------------------------------------------------------------------------

     Our subsidiary NMS

     The market for placing and maintaining electronic credit card authorization and payment systems with retail merchants is highly competitive. NMS competes in this market on the basis of technological capability, quality of customer service, price, support and availability of additional features.

     Industry participants have elected to sell, merge or form strategic alliances in recent years which has prompted many small independent service organizations and other providers to examine these such options.

     NMS' principal competitors are local banks. NMS also competes with larger, vertically-integrated transaction processors as well as numerous competitors that provide certain merchant services while using third-parties for network and other services. In addition, NMS competes with large regional and national banks that have internal sales forces and/or have developed relationships with independent service organizations that are competitors of NMS. Management believes that by utilizing NMS' bank/direct sales relationships, NMS has a distint competitive advantage in maintaining primary relationships with the underserved, small to medium merchant segment of the market.

     Larger, more fully integrated companies may penetrate NMS' segment of the market. Moreover, many of NMS' competitors have access to significant capital, management, marketing and technological resources are greater than those of NMS, and there can be no assurance NMS will continue to be able to compete successfully with banks, other transaction processors and merchant service providers.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration;
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Pipeline:

     We have no patents, trademarks, franchises, concessions, royalty agreements or labor contracts. In November, 2000, we loaned $200,000 to Accu-Search, Inc. as evidenced by a Note Receivable which is due on May 31, 2001 with interest at 12% per annum. In consideration for the Note, Accu-Search, Inc. granted our company a perpetual license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. On March 14, 2002, Accu-Search renegotiated their note with us. As of December 31, 2002, the balance of principal and interest due aggregated $230,000. We agreed to settle this balance due as follows. We shall convert the $228,000 into preferred stock of Accu-Search. They will also pay an upfront payment of $4,000 in cash. In addition, Accu-Search pay our company 3% interest quarterly equally $6,840, per quarter and will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Final contracts are being finalized and it is expected that this transaction should be signed and monies delivered on or about April 30th. We believe this access could prove helpful to the business of our subsidiary, SecurePay.

Our Subsidiary SecurePay:

     SecurePay is continuously developing software for use in four principal areas: (i) applications for Internet based and wireless transactions; (ii) transaction switching;(iii) the SecurePay Host; and (iv) customer service and fraud. SecurePay regards its proprietary software as protected by trade secret and copyright laws of general applicability. SecurePay attempts to safeguard its software through the protection afforded by the above-referenced laws, employee and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of SecurePay's software or to otherwise obtain or use other information SecurePay regards as proprietary. While SecurePay's competitive position may be affected by its ability to protect its software and other proprietary information, management believes that the protection afforded by trade secret and copyright laws is less significant to SecurePay's success than other factors such as the knowledge, ability and experience of SecurePay's personnel and the continued pursuit and implementation of its operating strategies.

     SecurePay   currently  licenses  certain  software  from  third-parties  to supplement its internal software and technology development and to shorten time-to-market software application product deliveries.

Employess:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Pipeline:

     As of the date of this filing, we had one full-time employee and three part-time employees. Our employees are not represented by any labor union, and we consider our relationship with them to be good. (c) Reports to security holders.

Our Subsidiary NMS:

     To date, NMS has nine employees, 20 independent sales contractors, consisting of two technical support people, two administrative, one sales, one financial and three processing personnel. The internal growth of NMS' business will depend upon its ability to attract productive personnel in all of these areas.

Our Subsidiary SecurePay:

     SecurePay has 12 employees.

     As a reporting company, we are required to file annual and quarterly reports, proxy and information statements, and other information regarding our company with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC at (http://www.sec.gov).

Properties.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Our principal place of business is at 250 East Hartsdale Avenue, Suite 21, Hartsdale, New York, in space provided to us by Mr. Jack Rubinstein, our President, pursuant to a tenancy at will, for which we pay $500 per month plus associated expenses. We believe that we could readily secure office space in the future should we need to, although we would be required to pay prevailing rental rates.

     The offices of our subsidiary, SecurePay, are located at 1599 Washington Street, Braintree, MA and at 8 Dartmouth Street, Humarock, MA. The operations center for SecurePay is located at 13339 North Central Expressway Suite 100, Dallas, Texas. SecurePay's main office telephone number is (800)932-5708. Its website is located at http://www.securepay.com.

     NMS maintains its corporate headquarters at 12 West Main Street, Brasher Falls, NY. Two additional offices are located in Tepper Lake, NY and Amherst, NH.

Legal Proceedings.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Pipeline and our subsidiary NMS:

     The are no material legal proceedings pending or, to our knowledge, threatened against us.

     Our Subsidiary SecurePay:

     Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), there are no material legal proceedings pending or, to our knowledge, threatened against Securepay. The outstanding lawsuit is an industry wide suit against numerous defendants based on intellectual property infringement. Securepay views this suit to be without merit.

     Our officers and directors and further information concerning them are as follows:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  Age Position
                          ---               -------------------
Jack Rubinstein            51               Chairman of the Board
MacAllister Smith          39               President, Chief Executive
                                                Officer and Director
Kevin Weller               36               Director
Donald W. Gruneisen        47               Chief Financial Officer
Anthony Reynolds           43               Chief Technology Officer of Pipeline

     Our president, Jack Rubinstein has held office since inception. Pursuant to our transaction with SecurePay, Mr. Jack Rubinstein remained as Chairman of the Board of Pipeline Data. MacAllister Smith is our president, chief executive officer and director. Pursuant to our acquisition agreement with SecurePay, two additional board member may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Pursuant to our agreement with NMS, Kevin Weller became our director as well as the President and Director of our subsidiary, NMS. Nancy Weller is Vice President and a Director of NMS. Donald W. Gruneisen is the Chief Financial Officer of Pipeline and our two subsidiaries, SecurePay and NMS. Anthony Reynolds will become our chief technology officer.

     Our board of directors is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by our board of directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience during the past five years of each director and executive officer of our company.

Jack Rubinstein, Pipeline, Chairman of the Board

     Mr. Rubinstein, age 51, is, since commencement of its operations in 1991, the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Market Advisors Network, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

MacAllister Smith, 39, Pipeline and SecurePay, President,
Chief Executive Officer and Director

     Mr. Smith has over ten years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems, (employed from 1996 to 1998), (NYSE:NIS), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc., (employed from 1994-1998),a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.

Donald W. Gruneisen, 47,  Pipeline, SecurePay and NMS, Chief Financial Officer

     Mr. Gruneisen has over 20 years of experience in the volatile, high-growth telecommunications industry, with expertise in the areas of finance, management accounting, and top executive corporate management. Mr. Gruneisen holds an MBA from Clarkson University in Accounting and Management Information Systems and is a certified public accountant with twelve years experience as a corporate officer (including serving in positions of chief executive officer/general manager). He has been the treasurer and director of finance of NMS since July 2001. From June 2000 to July 2001, Mr. Gruneisen was a consultant providing strategic guidance with specialization in billing, accounting, and tax issues associated with the telecommunications industry and financial management. From January 1999 to June 2000, he was a senior accountant at Whalen, Davey & Looney, LLP. From 1977 to 1998, he worked for Nicholville Telephone Company, a $3.5 million ESOP-owned local exchange carrier/utility. He started with this company in 1977 as an accountant and accounting manager and ultimately became chief executive officer, general manager and treasurer from 1990 to 1998. Management of interests in industry wireless and network services joint ventures including sale of some interests.

Kevin J. Weller, 36, Northern Merchant Services, President and Director, Pipeline, Director

     Mr. Weller has 8 years experience in the payment processing industry. His entry was in 1992 with Netcom Data Corp. as a sales representative. He left Netcom in 1997. In August 1997, Mr. Weller co-founded Northern Merchant Services. Since 1997 he has consistently placed Northern Merchant Services at the top of NOVA INFORMATION SYSTEMS MSP Program in new account acquisition. Northern Merchant Service has amassed over 6,000 customers prior its acquisition by Pipeline. Northern Merchant Services was also selected as 2002 business of the year by the St. Lawrence County Chamber of Commerce. Mr. Weller holds a degree in Business Administration from SUNY Canton.

Nancy Smith-Weller, 40, Northern Merchant Services, Vice President and Secretary

     Ms. Smith-Weller has over 5 years experience in the merchant processing industry. She comes from a strong marketing background, with over 15 years of experience in that field. In August 1997 she co- founded Northern Merchant Services, in which her responsibilities have ranged from internal operations, accounting, and marketing. She is active in her local community and sits on the local county economic development committee. She is active in the Upstate New York drive to bring business to the north country. Northern Merchant Services was awarded Business of the Year 2002 for St Lawrence County, New York. Since 1997 to Present, NMS has continually ranked in the top 5 for new account acquisitions for NOVA INFORMATION SYSTEMS MSP program.

Anthony Reynolds, 43, Pipeline, Chief Technology Officer

     Mr. Reynolds has over five years of experience in the payment processing and gateway industry. He has extensive experience working with Internet related companies and has hosted and produced a nationally syndicated radio show on various Internet concepts. He was responsible for overall operational control of ten Toy's "R" Us retail outlets with sales in excess of $80 million annually, (employed from 1982 - 1985) and worked to develop and integrate their initial e-commerce campaign. Additional duties have included serving as Chief Technical Officer for Ipubco, (employed from 1995-2000) an Internet based publishing company. Mr. Reynolds holds certificates from Richmond College in telecommunications, computer programming, land technologies, data communications and satellite communications.

Board Composition
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     We currently have two directors. Our board of directors is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Pursuant to our acquisition agreement with NMS, we will appoint Kevin Weller as our director and as president of our subsidiary NMS. We also agreed to appoint Nancy Weller the vice president of our subsidiary NMS.

     Officers are elected annually by our board of directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience during the past five years of each director and executive officer of our company. Pusuant to our acquisition agreement with SecurePay, two additional board member may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Anthony Reynolds is our chief technology officer.

Board Compensation
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     We do not currently provide our directors with cash compensation for their services as members of the board of directors. Members of the board are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Executive Compensation
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Pursuant to the acquisition agreement between our company and NMS, we have entered into employment agreements with Kevin Weller and Nancy Weller. Pursuant to Mr. Weller's agreement, Mr. Weller shall be:

          -    paid a salary of $200,000 per annum,

          -    appointed a director of our company,

          -    appointed president of NMS, as subsidiary of our company,

          - afforded the opportunity to borrow an amount when added to the amount borrowable by Nancy Weller shall equal up to an aggregate of $200,000.

          Pursuant to the employment agreement with Nancy Weller, Mrs. Weller shall be:

          -    paid a salary of $150,000 per annum,

          -    appointed vice-president of NMS as subsidiary of our company,

          - afforded the opportunity to borrow an amount when added to the amount borrowable by Kevin Weller shall equal up to an aggregate of $200,000.

     The following table sets forth information concerning compensation for services rendered to our company by its President and by its executive officers who earned $100,000 or more for the year ended December 31, 2001. Compensation was received by and for services rendered to our company.

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation


                                                    Restricted  Securities
Name and                            Other Annual    Stock       Underlying   LTIP       All
Principal        Salary    Bonus    Compensation    Award(s)    Options      Payout     Other
Position         ($)       ($)      ($)             ($)         /SARs (#)    ($)        Compensation
----------       ----      ------   ----------     ---------   ----------   -------    -------------
June 30, 2002
Jack
Rubinstein(1)   -0-         -0-         -0-         100,000     -0-         -0-         -0-
Board
Chairman

MacAllister      -0-        -0-      -0-            100,000       -0-        -0-        -0-
Smith

2001
Jack
Rubinstein(1)   -0-         -0-         -0-         160,000     350,000       -0-       -0-
Board
Chairman

MacAllister      -0-        -0-      -0-            350,000       -0-         -0-       -0-
Smith


     No Board of Directors' fees have been paid.

(1) On June 28, Jack Rubinstein was awarded 100,000 shares of common stock in liew of monetary compensation. On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. The ownership of these shares is attributed to Jack Rubinstein. On February 28, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of our common stock at the above market exercise price of $2.50. These options were rescinded. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share.

(2) On June 28, MacAllister Smith was awarded 100,000 shares of common stock in liew of monetary compensation. On March 15, 2002, MacAllister Smith was awarded options to purchase 350,000 shares of our common stock at the market price of $0.40 per share to replace options he received from SecurePay. Pipeline paid MacAllister Smith 749,496 shares of our common stock for his interest in SecurePay. His sister, Catherine Brannon, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. Mr. Smith's compensation has not yet been determined. Presently, he is not drawing a salary

Additional Employee Benefits

     Employees are provided health insurance. Kevin and Nancy Weller are entitled to receive an incentive bonus up to an amount equal to the respective salaries and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth annually in advance by the board of directors of our company. They are also entitled to an automobile or an automobile allowance of $600.00 per month minimum.

Item 7:  Financial Statements and Exhibits


          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

     The following pro forma financial information (including the notes thereto) present condensed combining statements of operations of Pipeline Data, Inc., as adjusted for the acquisition of Northern Merchant Services, Inc., in a transaction which occurred on August 26, 2002 (the Transaction). The pro forma information has been derived from the audited and unaudited financial statements of the entities being combined. This information is not necessarily indicative of the combined results of operations that would have occurred if the transaction had occurred at January 1, 2002, nor is it indicative of future operating results. The data set forth should be read in conjunction with the historical audited and unaudited financial statements, including the related notes thereto.

     The following pro forma condensed combining statements of operations for the eight months ended August 31, 2002 give effect to the Transaction as if it had occurred on January 1, 2002.


                               PIPELINE DATA, INC.

                                         Balance Sheet


                                        December 31, 2001          June 30, 2002
                                     ASSETS
                                                Northern
Consolidated                          Pipeline  Merchant                   Pipeline
                                      Data      Services                   Data
                                      Inc.        Inc.    Adjustments       Inc.
                                   ---------    -------   -----------    -----------

CURRENT ASSETS
    Cash and cash equivalents    $    79,576    $   6,877                 $  86,453
    Accounts receivable               84,230      147,478                   231,708
    Inventory                                      15,894                    15,894
    Prepaid expenses                                1,182                     1,182
     Note receivable                 242,000        8,123                   250,123
                                    --------      -------                   -------
           Total current assets      405,806      179,554                   226,252

PROPERTY AND EQUIPMENT, net           31,319      114,210                   226,252

Goodwill                                                     $176,005       176,005
                                     -------      -------     -------       -------
TOTAL ASSETS                        $437,125     $293,764    $176,005      $906,894
                                     =======      =======     =======       =======



                                      F-1


LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
    Accounts payable and
     accrued expenses            $  210,969     $  80,642                $  291,611
    Taxes payable                                  73,003                    73,003
    Notes payable                                 157,616                   157,616
    Loan payable-revolving
     line of credit                  79,637                                  79,637
    Loans payable-affiliates          9,108                                   9,108
                                    -------       -------                   -------
    Total current liabilities       299,714       311,261                   610,975

LONG-TERM LIABILITIES
     Officer loans payable          100,000                                 100,000
     Notes payable                                 62,500                    62,500
                                    -------       -------                   -------
    Total liabilities               399,714       373,761                   773,475

STOCKHOLDERS EQUITY
    Preferred stock, authorized
5,000,000 shares $.001 par value
each. At June 31, 2002, there
are 0 shares outstanding.                                            $ 5

Common stock authorized
20,000,000 shares, $.001
each. At August 31, 2002
there  are 11,986,890 shares
Outstanding                         10,987          1,500           1,000
                                                                   (1,500)        11,987
Owner's equiy sole proprietorship                (354,653)         81,497
                                                                  273,156      1,140,352
 Additional paid-in capital      1,045,349                        175,000
                                                                    1,500
                                                                  (81,497)     1,140,352
Retained Earnings (deficit)     (1,018,925)       273,156                     (1,018,925)
                                ----------        -------         -------      --------
Total stockholders equity           37,411        (79,997)        176,005        133,414
                                ----------       --------        --------     ---------
TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY         $      437,125       $293,764        $176,005       $906,894
                               ===========       =======         =======        =======


The accompanying notes are an integral part of these statements.

                                                 PIPELINE DATA, INC.

                                               STATEMENTS OF OPERATIONS
                                            Six Months Ended June 30, 2002

                                                Northern
Consolidated                          Pipeline  Merchant                  Pipeline
                                      Data      Services                  Data
                                      Inc.        Inc.    Adjustments     Inc.
                                   ---------    -------   -----------    -----------

Revenue                              296,133   $1,139,854     $50,250    $  1,385,737

Cost of goods sold                    53,050      159,295                     212,345
                                    --------    ---------   ---------       ---------
          Gross profit               243,083      980,559      50,250       1,173,392

Operating Expenses
    Selling, general and
      Administrative                451,554       682,617     $(50,250)    1,083,921
    Depreciation                      1,250        22,739                     23,989
                                    -------       -------     --------     ---------
   Total operating Expenses         452,804       705,356      (50,250)    1,107,910


Net Income (loss) from operations  (209,721)      275,203                    65,482

Other income and expenses

Interest income                     12,174            663                    12,837
     Interest expense                 (585)        (2,710)                  ( 3,295)
                                   -------       --------                   -------
Total other income (expenses)       11,589         (2,047)                    9,542
                                  --------       --------                   -------
Income (loss)                  $  ( 198,132)   $  273,156                    75,024
                                  ========       ========                   =======

Basic and diluted earnings
 per common share              $     (0.02)        $0.02                     $0.01

Weighted average shares
outstanding, basic and diluted  10,986,890      10,986,890                 10,986,890


                               PIPELINE DATA, INC.
               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 2002
(1)      GENERAL

     On August 26, 2002, the company consummated a merger with Northern Merchant Services, Inc. ("NMS"), a New York corporation. The company issued five thousand shares of Series A Preferred Convertible Stock. Which is convertible into one thousand (1,000) shares of common stock of the Company at the conversion price of $0.50 per Common Share and one million Common Shares of the Company in exchange for all of the capital stock of SecurePay.

     In addition, Kevin Weller and Nancy Smith-Weller have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the Company, as a wholly owned subsidiary of the Company, attains 5,000 merchant accounts, the Company is required to issue to the shareholders of NMS an aggregate of one million (1,000,000) Common Shares of the Company, up to an aggregate of 3,000,000 Common Shares. This earn- in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, President of the Company will be appointed to Pipeline's board of directors and remains President of NMS. Nancy Smith-Weller, vice president of the NMS will be appointed Vice President of the Company. Kevin Weller and Nancy Smith-Weller are married. As a result of this transaction, together the two former shareholders of NMS may be deemed to have a controlling interest in the Company.

     The transaction has been accounted using the purchase method of accounting, the purchase price of the Transaction is based on the fair market value of the Company's common stock issued. The purchase price will be allocated to the Company's assets acquired and liabilities assumed by NMS based on their relative fair market values at the acquisition date for as the issuance of shares of common stock.

(2)      FISCAL YEAR ENDS

     The unaudited proforma consolidated balance sheet consists of the unaudited balance sheet of the Company as of June 30, 2002 and the unaudited balance sheet of NMS as of August31, 2002 and the statements of operations include the Company for the six months ended June 30, 2002 and for the eight moneths ended August 31, 2002 of NMS.

(3)      PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying unaudited consolidated balance sheet are described below:

     (A) Adjustment to reflect  issuance of  approximately  shares  1,000,000 of
common   stock  and  5,000   shares  of  Series  A   Preferred   Stock  and  the
recapitalization of the Company.


     (B) The adjustments to the accompanying unaudited proforma consolidated statements of operations and cash flows are described below:

     (C) An aggregate $50,250 in expenses paid by Northern Merchant Services, Inc. to Securepay.com for the eight months ended August 31, 2002 was eliminated from the revenue of the consolidated revenue of the Company.

                                THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (718) 549-0995
                               Fax (718) 549-0996

To: The Board of Directors and Shareholders of Northern Merchant Services, Inc. (formerly Northern Merchant Services a sole proprietorship)

     I have audited the accompanying balance sheet of Northern Merchant Services, Inc. as of December 31, 2001 and the related statements of operations, cash flows and shareholders' equity ; for the year ended December 31, 2000 and 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of as of December 31, 2001 and the results of its operations, shareholders equity and cash flows for the year ended December 31, 2000 and 2001 in conformity with generally accepted accounting principles.

                             Thomas P. Monahan, CPA
October 24, 2002
Paterson, New Jersey

                        NORTHERN MERCHANT SERVICES, INC.
          (formerly Northern Merchant Services, a sole proprietorship)

                                  BALANCE SHEET


                                                                                                       August 31,
                                                                                      December 31,         2002
                                                                                          2001          Unaudited


                                     Assets
Current assets
  Cash                                                                                   $38,137           $6,877
  Accounts receivable                                                                    132,539          147,478
  Inventory                                                                               19,243           15,894
  Prepaid expenses                                                                                          1,182
  Loans receivable                                                                                          8,123

                                                                                        ----------      ---------
  Total current assets                                                                   189,919          179,554

Property and equipment                                                                   101,694          114,210

Total assets                                                                            $291,613         $293,764
                                                                                        ========          =======

                              Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued expenses                                                  $70,977          $80,642
  Taxes payable                                                                           62,970           73,003
  Notes payable                                                                           36,462          157,616
                                                                                      ----------       ----------
  Total current liabilities                                                              170,409          311,261

Long term liabilities
  Notes payable-                                                                                           62,500
                                                                                      ----------         --------
  Total liabilities                                                                      170,409          373,761

Stockholders' equity
  Common Stock authorized 200 shares, no par value each.                                   1,500            1,500
At  August 31, 2002, there are  40 shares outstanding.
Owner's equity Sole proprietorship                                                     (191,470)         (354,653)
Retained earnings                                                                       311,174           273,156
                                                                                        --------
                                                                                      ----------       ----------
Total stockholders' equity                                                               121,204          (79,997)
                                                                                      ----------       ----------
Total liabilities and stockholders' equity                                              $291,613         $293,764
                                                                                         =======          =======



                 See accompanying notes to financial statements.

                        NORTHERN MERCHANT SERVICES, INC.
          (formerly Northern Merchant Services, a sole proprietorship)



                                                 STATEMENT OF OPERATIONS

                                                              For the          For the
                                                             eight months     eight months        For the          For the
                                                                ended            ended          year ended       year ended
                                                              August 31,       August 31,      December 31,     December 31,
                                                                 2001             2002             2000             2001

Revenue                                                        $854,357       $1,139,854        $1,428,133      $1,526,328

Costs of goods sold                                             136,149          159,295           186,627         197,815
                                                           ------------     ------------     -------------   -------------
Gross profit                                                    718,208          979,959         1,241,506       1,328,513

Operations:
  General and administrative                                    577,403          682,017           969,928         996,665
  Depreciation and  amortization                                 18,263           22,739            13,100          29,078
                                                            -----------      -----------       -----------    ------------
  Total expense                                                 595,666          704,756           983,028       1,025,743

Income  from operations and before corporate income            $122,542         $275,203          $258,478        $302,770
taxes

Corporate income taxes

Other income and expenses
  Interest income                                                   199              663                               208
  Interest expense                                              (5,288)          (2,710)           (1,533)         (8,612)
                                                             ----------      -----------       -----------     -----------
  Total                                                         (5,089)          (2,047)           (1,533)         (8,404)

Net income (loss)                                              $117,453         $273,156          $256,945        $311,174
                                                               ========          =======          ========        ========




                 See accompanying notes to financial statements.

                        NORTHERN MERCHANT SERVICES, INC.
          (formerly Northern Merchant Services, a sole proprietorship)


                        STATEMENT OF STOCKHOLDERS EQUITY


                                                    Owner's equity
                                                       in sole
Date                             Common      Common  proprietorship    Retained
-----                            Stock       Stock  until acquisition  earnings   Total
                                 ------     ------- -----------------  -------   ------


Balance January 1, 2000                             $     6,828                $   6,828

Less owner withdrawals                                  (224,302)               (224,302)
Sole proprietorship

Net profit
Sole proprietorship                                      256,945                 256,945

                                                       --------                  -------
Balance December 31, 2000                                39,471                   39,471

Less owner withdrawals
Sole proprietorship                                    (229,441)                (229,441)

Net profit from
Sole proprietorship                                     311,174                  311,174
                                                        -------                  -------

Balance December 31, 2001                               121,204                  121,204

Unaudited

Issuance of Common Stock
  For transfer of sole
  Proprietorship                     40    $1,500                                 1,500

Less owner withdrawals
Sole Proprietorship                                    (475,857)                (475,857)

Net profit from
Sole proprietorship                                     255,029                  255,029

Net income                                                             18,127     18,127
                                  ------- -------      --------        ------  --------
Balance August 31, 2002             40     $1,500      $(99,624)      $18,127   $(79,997)
                                 =======  =======     =========       =======   ========





                 See accompanying notes to financial statements.

                        NORTHERN MERCHANT SERVICES, INC.
          (formerly Northern Merchant Services, a sole proprietorship)


                             STATEMENT OF CASH FLOWS
                                                               For the eight      For the eight
                                                                months ended       months ended      For the year      For the year
                                                                 August 31,         August 31,           ended           ended
                                                                    2001               2002           December 31,     December 31,
                                                                 Unaudited          Unaudited            2000              2001

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 117,453           $273,156          $256,945           $311,174
Adjustments to reconcile net loss to cash used in operating
activities
  Depreciation                                                       18,263             22,740            13,100             29,079
  Accounts receivable                                               (47,256)           (14,938)          (38,446)           (72,141)
  Inventory                                                         (16,372)             3,348            10,000            (19,242)
  Prepaid expenses                                                                      (1,182)
  Accounts payable and accrued expenses                              60,866             13,315            16,103             43,102
                                                                   ---------         ----------        ----------        ----------
TOTAL CASH FLOWS FROM OPERATIONS                                    132,954            296,439           257,702            291,972

CASH FLOWS FROM FINANCING ACTIVITIES
  Taxes payable                                                                         10,033            62,970
  Notes payable                                                     (16,002)           180,004            22,752             (3,057)
  Sale of common stock                                                                   1,500
                                                                    ---- ----          ---------         ---------        ---------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                          (16,002)           191,537            85,722             (3,057)

CASH FLOWS FROM INVESTING ACTIVITIES
  Fixed asset purchases                                             (21,819)           (35,256)         (120,165)           (23,708)
  Notes receivable                                                   (1,300)            (8,123)
  Owner withdrawal's                                                (94,262)          (475,857)         (224,302)          (229,441)
                                                                   ---------          ---------         ----------        ----------
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES                         (117,381)          (519,236)         (344,467)          (253,149)

NET INCREASE (DECREASE) IN CASH                                        (429)           (31,260)           (1,543)            35,766
CASH BALANCE BEGINNING OF PERIOD                                      2,371             38,137             3,914              2,371
                                                                    --------          ---------        ----------           --------
CASH BALANCE END OF PERIOD                                           $1,942             $6,877            $2,371            $38,137
                                                                     ======             ======           =======              ======
Supplemental schedule of noncash investing and financing
activities
  Corporate  taxes                                                    $-0-               $-0-              $-0-                $-0-
  Interest                                                           $5,288             $2,710            $1,533             $8,612



                 See accompanying notes to financial statements

                        NORTHERN MERCHANT SERVICES, INC.
          (formerly Northern Merchant Services, a sole proprietorship)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

          Note 1 - Formation of Company and Issuance of Common Stock

          Formation and Description of Company

          Northern Merchant Services, Inc. (the "Company") was formed under the laws of New York on June 21, 2001. The Company is authorized to issue 200 shares of common stock, no par value each share.

          The Company is the successor entity to Northern Merchant Services, a New York sole proprietorship company, which started business in 1997. This transfer was accounted for at historical cost in a manner similar to a pooling of interests with the recording of net assets acquired at their historical book value.

          The Company is engaged in the business of promoting the sale of and marketing of credit card indebtedness service, leasing services, Internet services, scan, debit, of certain providers of such services.

          Note 2-Summary of Significant Accounting Policies

               a. Basis of Financial Statement Presentation

          In August, 2002, the Company entered into an agreement with Northern Merchant Services, Kevin Weller and Nancy Smith-weller (husband and wife), pursuant to which the Company and these affiliated entities owned and controlled by Kevin Weller and Nancy Smith-weller exchanged all their ownership equity of Northern Merchant Services, the contribution of business relating to the sale and maintenance of credit card point of sale equipment and services, customer base, inventory and other property and equipment and the assumption of certain liabilities related to the business for 20 shares of the Company's common stock. The financial statements presented at August 31, 2002, reflect the reorganization of the Company on August 31, 2002 which consists of the financial statements of the Company at August 31, 2002. Northern Merchant Services was operated as a sole proprietorship for the year ended December 31, 2000 and 2001 and was reorganized into a corporation on August 31, 2002 as Northern Merchant Services, Inc. for the purposes of this reorganization into the Company.

          The financial statements presented consist of the financial statements of the Company as at December 31, 2001 consisting of the balance sheets of the Company and Northern Merchant Services, as at December 31, 2001 and the related statements of operations, cash flows, stockholders' equity and changes in owner's equity for the year ended December 31, 2000 and 2001 on a proforma basis as if the two companies had been combined at these dates. The statements of operations, cash flows and statements of owner's equity of Northern Merchant Services, for the year ended December 31, 2000 and 2001, reflect the transactions of Northern Merchant Services, while Northern Merchant Services, was operated as a sole proprietorship.

          The unaudited financial statements presented consist of the unaudited financial statements of the Company as at August 31, 2002 consisting of the balance sheets of the Company and Northern Merchant Services, as at August 31, 2002 and the related unaudited statements of operations, cash flows, and stockholders' equity for the eight months ended August 31, 2001 and 2002. The unaudited statements of operations, cash flows and statements of stockholders' equity of Northern Merchant Services, for the eight months ended August 31, 2002, reflect the transactions of Northern Merchant Services, while Northern Merchant Services, was operated as a sole proprietorship.

          b. Cash and Cash Equivalents

          Cash and Cash Equivalents - Temporary investments with a maturity of less than three months when purchased are treated as cash.

          Inventory

          Inventory has been recorded at the lower of cost or market under the first-in-first-out method. Inventory components as of December 31, 2001 and August 31, 2002 were goods available for sale aggregating $19,242 and $15,894 respectively.


          Sources of Supply

          The Company maintains relationships with four companies providing credit card processing facilities and one company providing an Internet based credit card processing gateway. Although the Company believes that other suppliers ultimately could provide similar products on similar terms, a disruption in the supply from the Company's existing vendors could adversely affect the ability of the Company to meet its customers' requirements.

          Product Warranty

          All credit card processing equipment sold are covered by a one-year manufacturer's warranty covering product defects. Batteries and accessories are covered by a 90-day manufacturer's warranty. To date, the costs incurred under this program have been minimal.


          Inventories

          Inventories are mainly comprised of credit card processing equipment and are stated at the lower of cost or estimated realizable value. Cost is determined using first-in, first-out and average cost methods. Returned goods included in inventory are valued at estimated realizable value, but not in excess of cost.

          Revenue recognition

          Revenue is recognized when products are shipped or services are rendered.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Property and Equipment

          Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Maintenance and repairs are expensed as incurred. Expenditures for major renewals, replacements and betterment's are capitalized.

          When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized. :

          Estimated useful lives by class of assets are as follows:

              Computer equipment and software       3 years
              Software development costs            5 years
              Furniture and fixtures                7 years
              Leasehold improvements        Lesser of useful life or lease term

          Impairment of Long-lived Assets

          Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), establishes accounting standards for the impairment of long-lived assets. The Company reviews its long-lived assets, including property and equipment and intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable based on the expected undiscounted net cash flows of the related asset, an impairment loss is recognized and the asset's carrying value is reduced.

          Income Taxes

          The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the income statement in the period of the income tax rate change. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount expected to be realized in future years.

          Advertising Costs

          Advertising costs are expensed as incurred. Advertising expenses included in selling, general and administrative expenses for years ended December 31, 2000 and 2001 and for the eight months ended August 31, 2001 and 2002 were approximately $1,393, $5,743, $4,421 and $4,481, respectively.

          Litigation

          The Company is subject to litigation in the ordinary course of its business. Management believes that any potential liability thereto is not material to the Company's financial position and results of operations.

          Fair Value of Financial Instruments

          The values the Company presents for financial assets and liabilities as of December 31, 2001 and August 31, 2002 (including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses) approximate the fair market value of these assets and liabilities due to their short maturity. The fair value of notes payable approximates carrying value at December 31, 2001 and August 31, 2002.

          Recent Accounting Pronouncements

          In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), as amended by SFAS No. 137 and SFAS No. 138, will be effective for the Company during 2001. The statement established accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company adopted SFAS No. 133, as amended, beginning the first quarter of fiscal 2001. The impact of adoption of this statement on the Company's financial position and results of operations was not significant. In June 2001, SFAS No. 141, "Business Combinations" was issued which requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 was adopted by the Company in connection with the Merger (Note 2).

          In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill has an indefinite life and will no longer be amortized, but will be tested annually for impairment. The Company will adopt SFAS No. 142 effective with the beginning of fiscal 2002. The Company believes the impact of SFAS No. 142 on its financial statements will not be significant.

          In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144) was issued which superseded SFAS
     121. It established new accounting standards for the impairment of long-lived assets. The Company will adopt SFAS 144 in fiscal 2002. The Company believes the impact of SFAS 144 on its financial statements will not be significant.

          Unaudited financial information

          In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of August 31, 2001 and 2002 and the results of its operations and its cash flows for the eight months ended August 31, 2001 and 2002. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

          Note 3 - Related Party Transactions

          a. Reorganization of Business

          In August, 2002, the Company entered into an agreement with Kevin Weller and Nancy Smith-weller, nee Northern Merchant Services, husband and wife, for the contribution and reorganization of their business operating under the name Northern Merchant Services, operating as a sole proprietorship under the laws of New York. The agreement includes the contribution of Northern Merchant Service's assets and customer base and assumption of certain liabilities to the Company in exchange for 20 shares of common stock.

          b. Employment Agreements and Officer Salaries

          No other officer has received a salary in excess of $100,000.


          Note 4 - Property Plant and Equipment

          Property Plant and Equipment consists of the following at December 31, 2001 and August 31, 2002:

                                                                            December 31,              August 31,
                                                                                 2001                     2002
                                                                           ----------------         ------------


                  Furniture and fixtures                                         $3,622                 $6,462
                      Equipment                                                 140,251                172,667
                                                                               ----------             ---------
                                                                               $143,873               $179,129
                  Less accumulated depreciation                                  42,179                 64,919
                                                                              -----------            ----------
                  Property Plant and Equipment -net                            $101,694               $114,210
                                                                                 =====                  ======

          Note 5- Long Term Debt and Other Financing Arrangements

          The Company is obligated to repay the following long term debt at August 31, 2002:

                                                                                Current      Long Term
                                                                                portion        portion

         Note payable dated March 13, 2002, payable on demand to Kevin Weller and d/b/a Northern Merchants Services
         With interest of 8%                                                    $6,000

         Note payable dated July 1, 2001 to Nicholville Telephone Company, Inc.
         aggregating $3,877
         Payable in 24 equal monthly installments of $161.77                    1,616

         Note payable to LADCO Financial Group dated January 16, 2002 aggregating $300,000 and payable In 24 equal monthly installments of
         $12,500. This note is secured by the personal guarantee of Kevin Weller
         D/b/a Northern Merchant Services and is further Collaterized by direct payment out of commission Income from Nova Information Systems, Inc.
         LADCO is a subsidiary of NOVA Corporation a key
         Provider of credit processing services to the Company                  $150,000         $62,500
                                                                                ---------        ---------
         Total amounts due                                                      $157,616         $62,500




         Note 6 - Taxes Payable

          For the years ending December 31, 2000 and 2001 and for the eight months ended August 31, 2002, the net income reported by the Company were passed through to Kevin Weller and Nancy Smith-Weller and is to be reported on their personal income tax returns.

          An audit Internal Revenue Service on the records of Kevin Weller and Nancy Smith-Weller d/b/a Northern Merchant Services for the 2000 tax year resulted in an additional income tax liability of $62,970 to the Internal Revenue Service and $10,033 to the State of New York.

          Note 7 - Income Taxes

          The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of August 31, 2002, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

          Note 8 - Issuance of Shares of Common Stock

          In August, 2002, the Company consummated an agreement with Kevin Weller and Nancy Smith-Weller whereby Mr. and Mrs. Weller reorganized their business into the Company by contributing the assets, business and customer base of Northern Merchant Services, to the Company in exchange for 20 shares of common stock of the Company. For accounting purposes, the transaction has been treated as a recapitalization of the Company with Northern Merchant Services as the acquirer (reverse acquisition). The transaction was completed in August, 2002.


          Note 8 - Commitments and Contingencies

          a. Lease Agreement

          The Company leases office, storage and production space from Kevin and Nancy Weller at 12 West Main Street, Brasher Falls, New York 13613 for a monthly rent of $ 1,000 per month.

          Note 9 - Business and Credit Concentrations

          The amount reported in the financial statements for cash approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

          Note 10 - Sale of Company

          On August 26, 2002, Pipeline Data, Inc. (Pipeline") acquired all the capital stock of The Company in exchange for five thousand shares of Series A Preferred Convertible Stock of Pipeline. Each Preferred Share is convertible into one thousand (1,000) shares of common stock of Pipeline (the "Common Shares") at the conversion price of $0.50 per Common Share and one million Common Shares of Pipeline. In addition, Kevin Weller and Nancy Smith-Weller have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the Company, as a wholly owned subsidiary of Pipeline, attains 5,000 merchant accounts, the Pipeline is required to issue to the shareholders of the Company an aggregate of one million (1,000,000) Common Shares of Pipeline, up to an aggregate of 3,000,000 Common Shares. This earn- in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, President of the Company will be appointed to Pipeline's board of directors and remains President of the Company. Nancy Smith-Weller, vice president of the Company will be appointed Vice President of the Company. Kevin Weller and Nancy Smith-Weller are married. As a result of this transaction, together the two former shareholders of the Company may be deemed to have a control position in Pipeline.

2.   Exhibits

(a)  The following exhibits are included as part of this report:

EXHIBIT
NUMBER DESCRIPTION LOCATION


(10) Material Agreements

(10)(i) Acquisition Agreement by and among Pipeline Data Inc., Northern Merchant Services, Inc. Corporation and its shareholders dated August 26, 2002.

(10)(ii) Lock-Up  Agreement dated August 26, 2002.

(10)(iii) Registration Rights Agreement dated August 26, 2002.

(10) (iv) Employment Agreements dated August 26, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Date: November 4, 2002

                               Pipeline Data, Inc.

                                     By:/s/ MacAllister Smith
                               -----------------------
                                MacAllister Smith
                             Chief Executive Officer


                                            By: /s/ Donald W. Gruneisen
                                            ---------------------------
                                            Donald W. Gruneisen
                                            Chief Financial Officer